UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 9, 2007
Date of Report (Date of earliest event reported)

Subjex Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-29711	41-1596056
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

3245 Hennepin Ave S Suite 1, Minneapolis MN	55408
(Address of principal executive offices)	(Zip Code)

(612) 827-2203
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. Report.

Item 8.01 Other Events

On July 9th, 2007 an event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC.

On July 9th, 2007 the Company signed in exclusive licensing agreement with Beard Creek Inc. a private Nevada Corporation for the licensing of software algorithms upon which the SubjexFMS software product has been tested and built around.  Beard Creek, (“BC”) is owned by Andrew D Hyder. BC is the owner of, or has acquired the rights to, software, algorithms, documentation and intellectual property rights of certain inventions by Andrew Dean Hyder called Forecast Market Software, (“FMS”) along with a Money Management System (“MMS”) invented by Mr. Hyder prior to the founding and formation of SBJX and or BC. This Software and intellectual property is identified as algorithms, systems and methodologies which enable the forecasting of markets and or securities. This software and intellectual property identified as a money management system for hedging, cost averaging and minimizing loss and maximizing gains in situations in the markets and in situations of chance; all of which will herein collectively be called the “Software”.

In early 2006, BC in good faith allowed SBJX to examine the Software for possible use as a SBJX product. In August 2006 BC allowed SBJX to perform a non-obligatory voluntary test of the “Software” systems, to determine if a business model could be built around the “Software” and to determine its fitness for use and market acceptance. BC was not compensated for this test in lieu of a setup fee upon acceptance of the licensing agreement by SBJX. Because of the overwhelming success of the tests made by SBJX with the “Software” both parties have now entered into a long term exclusive licensing agreement.

The intent of the agreement is for BC to exclusively license the “Software” to SBJX for a 10 year term which will auto-renew every 10 years.  Included for the benefit of the Subjex Corporation shareholders is a strict termination clause in the agreement which limits termination to unique events such as the removal of the board of directors, Subjex management or any hostel take over that should befall Subjex Corporation.

A Summary of the Consideration of the Agreement:

(1) BC shall receive a One-Hundred Thousand dollar ($100,000.00) one time set up and delivery fee from SBJX upon execution of this agreement or at some future date as directed by BC. (2) BC shall receive 10% of all revenues generated as a result of SBJX usage of the “Software” paid on a quarterly basis. (3) BC shall receive ten million (10,000,000) shares of common stock of SBJX payable upon execution of this agreement or at some future date as directed by BC.  (4) BC shall receive one free SubjexFMS account for the personal use of Mr. Hyder. (5) If this Agreement is terminated by Subjex Corporation as outlined in the agreement and the “Software” is sold or in any way re-licensed by BC to another party, SBJX will be entitled to 10% of the transaction value.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
(Registrant)

By /s/ Andrew Hyder

(Signature)

Andrew Hyder, CEO (acting CFO)
July 9, 2007